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Exhibit 32.2

CERTIFICAITON PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 1350, Chapter 63 of Title 18, Untied States Code, as adopted pursuant to Section 906 of the Sarbans-Oxley Act of 2002, the undersigned, the Executive Vice-President, Treasurer and Chief Financial Officer of American Science & Engineering, Inc. (the "Company"), does hereby certify that to the undersigned's knowledge:

  1.
  the Company's Annual Report on Form 10-K for the year ended March 31, 2004 ("10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

  2.
  the information contained in the Company's 10-K being filed fairly presents, in all material respects, the financial condition and results of operation of the Company

Date: June 14, 2004

Paul Theodore Owens Executive Vice President, Treasurer, and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to American Science & Engineering, Inc. and will be retained by American Science & Engineering, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.2